Exhibit 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporateion by reference in the Registration Statement on Form S-8 (No. 333-30117 and 333-42199) of Lumisys Incorporated of our report dated January 29, 1998 appearing on Page 21 of this Annual Report on Form 10-K.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
March 30, 1998